UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2011

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21650 Oxnard Street

Woodland Hills, CA 91367

(Address of principal executive offices, zip code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 24, 2011, Health Net, Inc. (the “Company”) entered into a new $600 million unsecured revolving credit facility (the “New Credit Facility”), among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto from time to time.

The New Credit Facility provides for aggregate borrowings by the Company in the amount of $600 million, which includes a $400 million sublimit for the issuance of standby letters of credit and a $50 million sublimit for swing line loans (which sublimits may be increased in connection with any increase in the New Credit Facility described below). In addition, the Company has the ability from time to time to increase the New Credit Facility by up to an additional $200 million in the aggregate, subject to the receipt of additional commitments. Unless terminated earlier, the New Credit Facility will expire on October 24, 2016. Proceeds borrowed under the New Credit Facility were used to refinance the Existing Credit Facility (as defined below) and may be used for general corporate purposes, including acquisitions, restricted payments, capital expenditures and working capital.

The New Credit Facility replaces the Company’s existing $900 million five-year revolving credit facility, dated as of June 25, 2007 (as amended, the “Existing Credit Facility”), among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto from time to time. The Existing Credit Facility was set to expire on June 25, 2012.

Amounts outstanding under the New Credit Facility will bear interest, at the Company’s option, at (a) the base rate (which is a rate per annum equal to the greatest of (i) the federal funds rate plus one-half of one percent, (ii) Bank of America, N.A.’s “prime rate” and (iii) the Eurodollar Rate (as such term is defined in the New Credit Facility) for a one-month interest period plus one percent) plus an applicable margin, which is initially 87.5 basis points or (b) the Eurodollar Rate plus an applicable margin, which is initially 187.5 basis points. The applicable margins are subject to adjustment according to the Company’s Consolidated Leverage Ratio (as such term is defined in the New Credit Facility), as specified in the New Credit Facility.

Pursuant to the New Credit Facility, the Company pays a quarterly facility fee (the “Facility Fee”) equal to an applicable rate, which is initially 37.5 basis points, times the actual daily amount of the aggregate commitments under the New Credit Facility, regardless of usage. The Facility Fee is subject to adjustment according to the Company’s Consolidated Leverage Ratio (as such term is defined in the New Credit Facility), as specified in the New Credit Facility.

The New Credit Facility includes, among other terms and conditions standard for transactions of this type, limitations (subject to specified exclusions) on the ability of the Company and its subsidiaries to incur debt; create liens; engage in certain mergers, consolidations and acquisitions; sell or transfer assets; enter into agreements which restrict the ability to pay dividends or make or repay loans or advances; make investments, loans, and advances; engage in transactions with affiliates; and make dividends. The New Credit Facility also requires the Company to be in compliance at the end of each fiscal quarter with a Consolidated Leverage Ratio and a Fixed Charge Coverage Ratio (as each such term is defined in the New Credit Facility).

The New Credit Facility contains customary events of default, including nonpayment of principal or other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other indebtedness of the Company or its subsidiaries in excess of $50 million; certain ERISA-related events; noncompliance by the Company or any of its subsidiaries with any material term or provision of the HMO Regulations or Insurance Regulations (as each such term is defined in the New Credit Facility) in a manner that could reasonably be expected to result in a material adverse effect; certain voluntary and involuntary bankruptcy events; undischarged, uninsured judgments greater than $50 million against the Company or its subsidiaries which are not stayed within 60 days; actual or asserted invalidity of any loan document; and a change of control. If an event of default occurs and is continuing under the New Credit Facility, the lenders thereunder may, among other things, terminate their obligations under the New Credit Facility and require the Company to repay all amounts owed thereunder.

The description of the New Credit Facility above does not purport to be complete and is qualified in its entirety by reference to the New Credit Facility, which is attached as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the lenders (and/or affiliates of such lenders) under the New Credit Facility have provided, and in the future may provide various financial advisory, investment and corporate banking and general financing services to the Company or the Company’s subsidiaries.

Item 1.02	Termination of a Material Definitive Agreement

Concurrent with the entry into the New Credit Facility described in Item 1.01 of this Current Report on Form 8-K, which information is hereby incorporated by reference into this Item 1.02, on October 24, 2011, the Company terminated the Existing Credit Facility. No prepayment penalties were incurred as part of the termination of the Existing Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the New Credit Facility is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10*	Credit Agreement, dated as of October 24, 2011, by and among Health Net, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto from time to time.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2011

HEALTH NET, INC.

By:	/s/ Angelee F. Bouchard
	Name:	Angelee F. Bouchard
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10*	Credit Agreement, dated as of October 24, 2011, by and among Health Net, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto from time to time.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.